Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of HomeTrust Bancshares, Inc. of our report dated March 13, 2025, with respect to the consolidated financial statements, included in HomeTrust Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to our firm under the caption “Experts” in the joint proxy statement/prospectus included in this Registration Statement.

/s/ Forvis Mazars, LLP

Atlanta, Georgia

October 29, 2026